STOCK PURCHASE AGREEMENT

Party A: Hui Chen

Party B: Wei Li

Party C: Kiwa Bio-Tech Products Group Corporation

This Stock Purchase Agreement (this "Agreement") is made and entered into as of 24th day of October 2007, by and between Hui Chen (the “Party A”), Wei Li (the “Party B”) and Kiwa Bio-Tech Products Group Corporation (the “Company”), a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 415 W. Foothill Blvd, Suite# 206, Claremont CA 91711, USA.

Background

Party B owes Party A money and the Company owes Party B money. The Company, Party A and Party B are willing to enter into a three-way agreement wherein the Company will issue a total of 1,000,000 newly issued, restricted shares (the "Shares") of the Common Stock of the Company, par value $0.001 per share to Party A, Party A will cancel a portion of the debt owed to it by Party B, and Party B will cancel a portion of the debt owed to it by the Company.

Now, Therefore, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

Article 1. Issuance and Sale of Shares

Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, the Company agrees to sell and deliver the Shares to Party A, free and clear of all liens, pledges, encumbrances, and adverse claims, and Party A agrees to purchase the Shares from the Company for the consideration hereinafter set forth.

Article 2. Purchase Price

The total purchase price for the Shares is US$75,100 (the "Purchase Price"). The Purchase Price is discounted 30% based on an average of the close prices of the Company’s common stock on the OTC Bulletin Board during the thirty (30) Trading Day period ending on October 19, 2007.

Article 3. Three-Way Agreement and Mutual Consideration

The Company agrees to issue the Shares to Party A. In consideration, Party A agrees to cancel debt owed to him by Party B in the amount of US$75,100. In consideration of Party A’s cancellation of such debt, Party B agrees to cancel debt owed by the Company to him in the amount of US$75,100. All three parties acknowledge that the benefits to them of participating in the three-way transaction are sufficient consideration for performing their part of the transaction.

Article 4. Deliveries

The Shares will be deemed issued, and the debt of Party A and Party B will deemed cancelled, as of the effective date of this Agreement, which is the date first written above. Upon execution and delivery of this Agreement by each party to the other parties, this Agreement will be effective. The parties agree to tender appropriate documentation to the other parties evidencing the cancellation of the debt.

Article 5. Trading Restriction

Party A acknowledges that the Shares have not been, and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Party A’s representations expressed in this Agreement. Party A understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Party A must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Each certificate representing the Shares will be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH A REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

Article 6. Risk factors

Party A agrees that investment in the Common Stock of the Company involves a high degree of risk and should be regarded as speculative. Party A further represents and agrees that it can afford a loss of its entire investment. In addition to the other information contained in this document, Party A has considered carefully the following factors.

a)
Limited Operating History. The Company has only a limited operating history from which Party A can evaluate its business and prospects for future success. The Company has recognized only very limited revenues to date.

b)	Full Disclosure. Party A acknowledges that it has reviewed the Company’s public disclosure documents filed with the SEC which can be found at www.sec.gov.

c)
Lack of Transferability, Marketability and Liquidity of the Shares. The Common Stock is currently quoted for trading on the OTC Bulletin Board, but trading volume is low and liquidity is limit. Consequently, Party A is prepared to remain a shareholder of the Company for long time. The Shares may not be sold in the public market except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

d)
Minimal Capital. The Company currently believes it will need additional capital to sustain its operation. There can be no assurances we will be successful in obtaining this financing. If the amount of funding is not sufficient to obtain profitable business operations and the Company is liquidated, there will very likely not be any assets in the Company for payment to the shareholders.

e)
Dependence on Key Personnel. The Company’s development of its concept and business is dependent on its management team and the loss of any one of these persons could have a material adverse effect on the Company.

Article 7. Representations and Warranties of Party A

In connection with the transactions contemplated hereby, Party A hereby represents and warrants to the Company that:

a)
Party A understands that the Common Stock of the Company is quoted on the OTC Bulletin Board of the NASD, and that the Shares have not been registered under the Securities Act. At the present trading of the Company’s stock is subject to rules governing trading in penny stock.

b)
Party A has such knowledge and experience in financial and business matters that it is capable of seeking out and evaluating the information relevant to evaluating the Company, the proposed activities thereof, and the merits and risks of the prospective investment, and to make an informed investment decision in connection therewith.

c)
Party A will hold the Shares subject to all of the applicable provisions of the Securities Act, and Party A will not at any time make any sale, transfer, or other disposition of the Shares in contravention of the Securities Act. Party A’s overall commitment to investments which are not readily marketable is not disproportionate to Party A’s net worth; Party A’s investment in the Company will not cause such overall commitment to become excessive; and Party A can afford to bear the loss of Party A’s entire investment in the Company.

d)
Party A understands that all information which Party A has provided to the Company concerning Party A, Party A’s financial position and knowledge of financial and business matters is correct and complete as of the date set forth above and, if there should be any material change in such information prior to the acceptance of this subscription, Party A shall promptly notify the Company thereof.

e)
If Party A is a United States person or entity, Party A represents that Party A satisfies any suitability or other applicable requirements of Party A’s state of residence and/or state in which the Common Stock are purchased.

f)
If Party A is not a United States person or entity, such Party A hereby represents that he, she or it has satisfied himself, herself or itself as to the full observance of the laws of his, her or its jurisdiction in connection with any invitation to subscribe for the Common Stock or any use of this Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Common Stock. Such Party A’s subscription and payment for, and his, her or its continued beneficial ownership of the Common Stock, will not violate any applicable securities or other laws of his, her or its jurisdiction.

g)	If an individual, Party A is over 21 years of age.

h)
Party A understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon Party A’s investment intention.

i)
Party A understands that no securities administrator of any state or any other jurisdiction has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state or any other jurisdiction has recommended or endorsed, or will recommend or endorse, the offering of the Common Stock.

j)	Party A has relied solely upon the advice of Party A’s own tax and legal advisors with respect to the tax and other legal aspects of the investment.

k)	Party A warrants that Party A is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Act.

l)	The sale of the Shares to Party A is being made without any public solicitation or advertisements.

Article 8. Representations and Warranties of the Company

In connection with the transactions contemplated hereby, the Company hereby represents and warrants to Party A as follows:

8.1. Organization, Standing and Power.

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction (the State of Delaware in the United States of America) in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect with respect to the Company, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of the Company to maintain its current business operations or to consummate the transactions contemplated by this Agreement in any material respect.

8.2. Validity of Transaction.

This Agreement is valid and legally binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares are sold, assigned, transferred and conveyed to Party A pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The execution, delivery and performance of this Agreement have been duly authorized by the Company and will not violate any applicable federal or state law, any order of any court or government agency or the articles or certificate of incorporation of the Company.

8.3. Capital Structure.

The authorized stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

As of the date of this Agreement, the Company has approximately 76,800,000 shares of Common Stock outstanding, and there is no preferred stock outstanding. No share of Company Common Stock is held by the Company in its treasury. No bonds debentures, notes or other indebtedness of the Company having the right to vote. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company.

There are approximately 17,700,000 shares of warrants in relation to consultant services and several loans outstanding. Under the Company’s 2004 Stock Incentive Plan, as amended, 1,410,007 shares of Company Common Stock are reserved for issuance, 1,637,900 have been granted under the Plan.

In addition, in the second half of 2006 the Company issued several 3-year convertible notes in the aggregate principal amount of $2,450,000 (the “6% Notes”). The conversion price of the 6% Notes is discounted 40% based on an average of the trading price of the Company’s common stock on the OTC Bulletin Board. As of the Closing date here, the outstanding principal balance of 6% Notes is approximately $2,120,000.

8.4. Authority: Non-contravention.

The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

8.5. Litigation, etc.

As of the date hereof, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened against the Company (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions, claims or proceedings pending or, to the Company's knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

Article 9. Survival of Representations and Warranties

All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the closing.

Article 10. Entirety and Modification

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

Article 11. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Article 12. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably submits to the jurisdiction of the courts of the state of Delaware and waives any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

PARTY A:

/s/: Hui Chen

Name: Hui Chen

PARTY B:

/s/: Wei Li

Name: Wei Li

Party C: Kiwa Bio-Tech Products Group Corporation

/s/: Lianjun Luo

Name: Lianjun Luo

Title: Director and CFO